As filed with the Securities and Exchange Commission on June 30, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SPECTRUM PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	93-0979187
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

11500 South Eastern Avenue, Suite 220, Henderson, Nevada	89052
(Address of Principal Executive Offices)	(Zip Code)

Spectrum Pharmaceuticals, Inc. 2018 Long-Term Incentive Plan

(Full title of the plan)

11500 South Eastern Avenue, Suite 220

Henderson, Nevada 89052

(702) 835-6300

(Name, address and telephone number, including area code, of agent for service)

Copy to:

Teri O’Brien, Esq.

Latham & Watkins LLP

12670 High Bluff Drive

San Diego, California 92130

(858) 523-5410

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

INTRODUCTORY NOTES

This Registration Statement registers an aggregate of 18,000,000 shares of Common Stock consisting of (i) an additional 12,600,000 shares of Common Stock reserved for issuance under the 2018 Plan that were added to the 2018 Plan pursuant to the share reserve increase approved by the Company’s board of directors (the “Board”) on January 27, 2022 and the Company’s stockholders on June 21, 2022 and (ii) 5,400,000 shares of Common Stock reserved for issuance under the 2018 Plan that were added to the 2018 Plan pursuant to the share reserve increase approved by the Board on April 23, 2022 and the Company’s stockholders on June 21, 2022.

This Registration Statement is being filed for the purpose of registering additional securities of the same class as other securities for which registration statements on Form S-8 relating to an employee benefit plan are effective. The Registrant previously registered shares of Common Stock for issuance under the 2018 Plan on a Registration Statement on Form S-8, filed with the Securities and Exchange Commission (the “Commission”) on June 22, 2020 (File No. 333-239349), a Registration Statement on Form S-8, filed with the Commission on June 18, 2018 (File No. 333-225704), a Post-Effective Amendment No. 1 to Registration Statement on Form S-8, filed with the Commission on June 18, 2018 (File No. 333-160312), and a Post-Effective Amendment No. 1 to Registration Statement on Form S-8, filed with the Commission on June 18, 2018 (Registration No. 333-202761) (collectively, the “Prior Registration Statements”). Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statements, with respect to the securities offered by the 2018 Plan, are hereby incorporated by reference into this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Commission by the Registrant are incorporated by reference in this Registration Statement:

(a) The Registrant’s Annual Report on Form 10-K for its fiscal year ended December 31, 2021, filed with the Commission on March 17, 2022;

(b) The Registrant’s Quarterly Report on Form 10-Q for its fiscal quarter ended March 31, 2022, filed with the Commission on May 12, 2022;

(c) The Registrant’s Current Reports on Form 8-K, filed with the Commission on May 17, 2022, June  10, 2022, and June 23, 2022, and on Form 8-K/A, filed with the Commission on May 17, 2022; and

(d) The description of the Common Stock contained in the Registration of Securities of Certain Successor Issuers filed pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 8-B on June 27, 1997, including any amendment or reports filed for the purpose of updating such description.

All reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such reports and other documents, except as to any portion of any such report or other document furnished under Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions. Any statement contained in a report or other document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed report or other document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

The following is a list of exhibits filed as part of this Registration Statement, which are incorporated herein:

Exhibit No.	Exhibit Description

3.1	Restated Certificate of Incorporation of Spectrum Pharmaceuticals, Inc. (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K, as filed with the Commission on June 18, 2018, and incorporated herein by reference).

3.2	Third Amended and Restated Bylaws of Spectrum Pharmaceuticals, Inc. (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K, as filed with the Commission on March 29, 2018, and incorporated herein by reference).

5.1*	Opinion of Latham & Watkins LLP.

10.1	Spectrum Pharmaceuticals, Inc. 2018 Long-Term Incentive Plan, as amended and restated (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, as filed with the Commission on June 23, 2022, and incorporated herein by reference).

10.2	Form of Stock Option Award Spectrum Pharmaceuticals, Inc. 2018 Long-Term Incentive Plan (filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K, as filed with the Commission on June 18, 2018, and incorporated herein by reference).

10.3	Form of Restricted Stock Unit Award for Canadian Resident Employees and Directors under the Spectrum Pharmaceuticals, Inc. 2018 Long-Term Incentive Plan (filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K, as filed with the Commission on June 18, 2018, and incorporated herein by reference).

10.4	Form of Restricted Stock Award under the Spectrum Pharmaceuticals, Inc. 2018 Long-Term Incentive Plan (filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K, as filed with the Commission on June 18, 2018, and incorporated herein by reference).

10.5	Form of Performance Unit Award under the Spectrum Pharmaceuticals, Inc. 2018 Long-Term Incentive Plan (filed as Exhibit 10.5 to the Company’s Current Report on Form 8-K, as filed with the Commission on June 18, 2018, and incorporated herein by reference).

10.6	Form of Stock Appreciation Rights Agreement under the Spectrum Pharmaceuticals, Inc. 2018 Long-Term Incentive Plan (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, as filed with the Commission on March 13, 2020, and incorporated herein by reference).

23.1*	Consent of Latham & Watkins LLP (contained in Exhibit 5.1 to this Registration Statement).

23.2*	Consent of Independent Registered Public Accounting Firm, RSM US LLP.

23.3*	Consent of Independent Registered Public Accounting Firm, Deloitte & Touche LLP.

24.1*	Power of Attorney (contained on the signature page of this Registration Statement).

107*	Filing Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Henderson, State of Nevada, on this 30th day of June, 2022.

SPECTRUM PHARMACEUTICALS, INC.

By:	/s/ Nora Brennan
Nora Brennan
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, jointly and severally, Nora Brennan and Keith McGahan as his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas J. Riga	President, Chief Executive Officer and Director	June 30, 2022
Thomas J. Riga	(Principal Executive Officer)

/s/ Nora Brennan	Chief Financial Officer	June 30, 2022
Nora Brennan	(Principal Financial and Accounting Officer)

/s/ William L. Ashton	Chairman of the Board and Director	June 30, 2022
William L. Ashton

/s/ Brittany K. Bradrick	Director	June 30, 2022
Brittany K. Bradrick

/s/ Seth H.Z. Fischer	Director	June 30, 2022
Seth H.Z. Fischer

/s/ Jeffrey L. Vacirca	Director	June 30, 2022
Jeffrey L. Vacirca, M.D., FACP

/s/ Juhyun Lim	Director	June 30, 2022
Juhyun Lim